UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 12, 2016

DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On September 9, 2016, DASAN Zhone Solutions, Inc. (fka Zhone Technologies, Inc.), a Delaware corporation (the “Company”) acquired Dasan Network Solutions, Inc., a California corporation (“DNS”), through the merger of Dragon Acquisition Corporation, a California corporation and wholly owned subsidiary of the Company (“Merger Sub”), with and into DNS (the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of April 11, 2016, by and among the Company, Merger Sub, DNS and DASAN Networks, Inc., a company incorporated under the laws of Korea and the sole shareholder of DNS (“DASAN”). As a result of the Merger, DNS, the surviving corporation in the Merger, became a wholly owned subsidiary of the Company.
At the effective time of the Merger, all issued and outstanding shares of capital stock of DNS held by DASAN were canceled and converted into the right to receive shares of the Company’s common stock in an amount equal to 58% of the issued and outstanding shares of the Company’s common stock immediately following the Merger. As a result, immediately following the effective time of the Merger, DASAN held 58% of the outstanding shares of the Company’s common stock and the holders of the Company’s common stock immediately prior to the Merger retained, in the aggregate, 42% of the outstanding shares of the Company’s common stock.
Item 4.01    Change in Registrant's Certifying Accountant.
As previously disclosed, the Merger is treated as a “reverse acquisition” for accounting purposes with DASAN as the acquirer of the Company and, as such, the historical financial statements of DNS will become the historical financial statements of the Company. Pursuant to guidance from the SEC staff, a reverse acquisition results in a deemed change of the accounting firm unless the same accounting firm reported on the financial statements of both the registrant and the accounting acquirer.
KPMG LLP (“KPMG”) served as the Company’s independent registered public accounting firm prior to the consummation of the Merger and audited the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and December 31, 2014. On October 12, 2016, KPMG resigned as the independent registered public accounting firm of the Company. KPMG’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during the fiscal years ended December 31, 2015 and December 31, 2014 and the subsequent interim period through October 12, 2016 (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement(s) in their report on the financial statements for any such year, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided KPMG with a copy of the disclosures contained in this Item 4.01 and requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with those disclosures. A copy of such letter, dated October 14, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
The Audit Committee of the Company’s Board of Directors has not yet made a determination as to which accounting firm will serve as the Company’s independent registered public accounting firm following the Merger.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from KPMG LLP, dated October 14, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2016	DASAN Zhone Solutions, Inc.

	By:	/s/ KIRK MISAKA
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from KPMG LLP, dated October 14, 2016.